Exhibit 99.(d)(1)(ii)

Amended Schedule 1

Dated July 9, 2014

to the

Investment Advisory Agreement

Touchstone Strategic Trust

Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate

Touchstone Capital Growth Fund

0.70% on the first $300 million of assets;

0.685% on the next $200 million of assets;

 0.675% on the next $500 million of assets;

0.625% on the next $500 million of assets;

0.575% on the next $500 million of assets; and

0.525% on assets over $2 billion

Touchstone Dynamic Equity Fund

0.85% on the first $300 million of assets;

0.80% on the next $200 million of assets;

0.75% on the next $250 million of assets;

0.70% on the next $250 million of assets;

0.65% on the next $500 million of assets;

0.60% on the next $500 million of assets; and

0.55% on assets over $2 billion

Touchstone Flexible Income Fund	0.70% on the first $500 million of assets; and 0.60% on assets over $500 million

Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million

Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion

Touchstone International Small Cap Fund

0.95% on the first $300 million of assets;

0.90% on the next $200 million of assets;

0.85% on the next $250 million of assets;

0.80% on the next $250 million of assets;

0.75% on the next $500 million of assets;

0.70% on the next $500 million of assets; and

0.65% on assets over $2 billion

Touchstone International Value Fund	1.00% on all assets

Touchstone Large Cap Fund	0.70% on the first $500 million of assets; 0.64% on the next $500 million of assets; and 0.60% on assets over $1 billion

Touchstone Large Cap Growth Fund	0.75% on the first $200 million of assets; 0.70% on the next $800 million of assets; and 0.65% on assets over $1 billion

Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion

Touchstone Sands Capital Emerging Markets	1.15% on all assets

Growth Fund

Touchstone Small Cap Growth Fund	1.00% on the first $300 million of assets; and 0.95% on assets over $300 million

Touchstone Small Cap Value Opportunities Fund	0.95% on the first $300 million of assets; 0.90% on the next $200 million of assets; and 0.85% on assets over $500 million

Touchstone Value Fund	0.65% on all assets

Touchstone Conservative Allocation Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion

Touchstone Balanced Allocation Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion

Touchstone Growth Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

Touchstone Moderate Growth Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft
	Name:	Terrie Wiedenheft
	Title:	Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill McGruder
	Name:	Jill T. McGruder
	Title:	CEO

By:	/s/ Terrie Wiedenheft
	Name:	Terrie Wiedenheft
	Title:	CFO

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